Exhibit 107

Calculation of Filing Fee Tables

Form S-1
(Form Type)

Permuto Capital MSFT Trust I
(Exact Name of Registrant as Specified in Its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Other	Dividend Certificates, without par value	Rule 457(o)	—	—	$5,000,000	0.0001531	$765.50
	Other	Appreciation Certificates, without par value	Rule 457(o)	—	—	$5,000,000	0.0001531	$765.50
	Total Offering Amounts					$10,000,000		$1,531.00
	Total Fees Previously Paid
	Total Fee Offsets
	Net Fee Due							$1,531.00

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended.